Exhibit 99.1

         PARAGON
STEAKHOUSE RESTAURANTS, INC.



FOR IMMEDIATE RELEASE:

CONTACT:
JOSEPH L. WULKOWICZ
CHIEF FINANCIAL OFFICER
(858) 689-2333
INFO@PARAGONSTEAK.COM

STEAKHOUSE PARTNERS FILES FOR REORGANIZATION

SAN DIEGO, CA - FEBRUARY 19, 2002 -

ON FEBRUARY 15, 2002 SAN DIEGO, CA BASED STEAKHOUSE PARTNERS, INC. FILED FOR REORGANIZATION, UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE IN THE CENTRAL DISTRICT OF CALIFORNIA LOCATED IN RIVERSIDE.

TODAY, FEBRUARY 19, 2002 ITS SUBSIDIARIES, PARAGON STEAKHOUSE RESTAURANTS, INC., PARAGON OF NEVADA, PARAGON OF MICHIGAN AND PARAGON OF WISCONSIN ALSO FILED FOR REORGANIZATION, UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE IN THE CENTRAL DISTRICT OF CALIFORNIA LOCATED IN RIVERSIDE.

BY FILING UNDER CHAPTER 11 THE COMPANY IS SEEKING TO RETAIN CORE LOCATIONS, ELIMINATE NON-COMPETITIVE LEASES, RESTRUCTURE ITS DEBT, AND WITHDRAW FROM UNDER-PERFORMING MARKETS.

THE COMPANY BELIEVES THAT THE BANKRUPTCY REORGANIZATION WILL BE COMPLETED BY THE END OF FISCAL 2002.

STEAKHOUSE PARTNERS, INC., THROUGH ITS SUBSIDIARIES OPERATES 64 FULL-SERVICE STEAKHOUSE RESTAURANTS IN 11 STATES, PRINCIPALLY UNDER THE BRAND NAMES OF HUNGRY HUNTER'S, HUNTER'S STEAKHOUSE, MOUNTAIN JACK'S AND CARVERS. THE COMPANY'S RESTAURANTS SPECIALIZE IN COMPLETE STEAK AND PRIME RIB MEALS, AND OFFER FRESH FISH AND OTHER LUNCH AND DINNER DISHES, SERVING OVER 6.8 MILLION MEALS ANNUALLY.


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EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS NEWS RELEASE
CONTAINS FORWARD-LOOKING STATEMENTS, WHICH REFLECT, WHEN MADE, THE COMPANY'S CURRENT VIEWS WITH RESPECT TO CURRENT EVENTS AND FINANCIAL PERFORMANCE, AND ARE, AND WILL BE, AS THE CASE MAY BE, SUBJECT TO MANY RISKS, UNCERTAINTIES AND FACTORS RELATING TO THE COMPANY'S OPERATIONS AND BUSINESS ENVIRONMENT WHICH MAY CAUSE ACTUAL RESULTS OF THE COMPANY TO DIFFER MATERIALLY FROM THE RESULTS THAT MAY BE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE ABILITY OF THE COMPANY TO CONTINUE AS A GOING CONCERN, COURT APPROVAL OF THE COMPANY'S FIRST DAY PAPERS AND OTHER MOTIONS PROSECUTED BY IT FROM TIME TO TIME; THE ABILITY OF THE COMPANY TO DEVELOP, PROSECUTE, CONFIRM AND CONSUMMATE ONE OR MORE PLANS OF REORGANIZATION WITH RESPECT TO THE CHAPTER 11 CASES; RISKS ASSOCIATED WITH THIRD PARTIES SEEKING AND OBTAINING COURT APPROVAL TO TERMINATE OR SHORTEN THE EXCLUSIVITY PERIOD FOR THE COMPANY TO PROPOSE AND CONFIRM ONE OR MORE PLANS OF REORGANIZATION, FOR THE APPOINTMENT OF A CHAPTER 11 TRUSTEE OR TO CONVERT THE CASES TO CHAPTER 7 CASES; THE ABILITY OF THE COMPANY TO OBTAIN TRADE CREDIT, AND SHIPMENTS AND TERMS WITH VENDORS AND SERVICE PROVIDERS FOR CURRENT ORDERS; THE COMPANY'S ABILITY TO MAINTAIN CONTRACTS THAT ARE CRITICAL TO ITS OPERATIONS; POTENTIAL ADVERSE DEVELOPMENTS WITH RESPECT TO THE COMPANY'S LIQUIDITY OR RESULTS OF OPERATIONS; AS WELL AS OTHER RISKS DETAILED FROM TIME TO TIME IN STEAKHOUSE PARTNER'S SEC REPORTS.